Exhibit 4.3

GUARANTOR SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 31, 2016 among each of the undersigned Initial U.S. Subsidiary Guarantors (as defined in the Indenture referred to below) (the “New Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Adient Global Holdings Ltd (together with any successors thereto, the “Issuer”), the Trustee, Elavon Financial Services DAC, UK Branch, as Paying Agent, and Elavon Financial Services DAC, as Transfer Agent and Registrar, have heretofore executed an indenture, dated as of August 19, 2016 (as amended, supplemented or otherwise modified, the “Indenture”; capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated), providing for the issuance of the Issuer’s 3.50% Senior Unsecured Notes due 2024 (the “Securities”), initially in the aggregate principal amount of €1,000,000,000;

WHEREAS, Sections 4.12 and 11.07 of the Indenture provide that under certain circumstances the Issuer is required to cause each of the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall guarantee the Guaranteed Obligations; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the New Guarantors and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.             Defined Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.             Agreement to Guarantee.  Each of the New Guarantors hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.             Notices.  All notices or other communications to any of the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.             Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the New Guarantors, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and] the New Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.  Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

8.             Effect of Headings.  The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ADIENT GLOBAL HOLDINGS LTD

	By:	/s/ Steven T. Mielke
		Name:	Steven T. Mielke
		Title:	Authorized Representative

SIGNED AND DELIVERED as a DEED
for and on behalf of
ADIENT PLC
as a Guarantor
by its lawfully appointed attorney

/s/ Steven T. Mielke
Name: Steven T. Mielke
Title: Attorney

in the presence of:

/s/ David Knaff
Signature of witness

David Knaff
Name of witness

Attorney
Occupation of witness

833 E. Michigan St., Milwaukee, WI
Address of witness

ADIENT EUROPEAN HOLDING LLC
ADIENT HOLDING MEXICO, LLC
ADIENT HOLDING BRAZIL LLC
ADIENT HOLDING SLOVAKIA LLC
ADIENT HOLDING TURKEY LLC
ADIENT HOLDING SOUTH AFRICA LLC
ADIENT SYSTEMS ENGINEERING LLC, each as a Guarantor

	By:	/s/ Steven T. Mielke
		Name:	Steven T. Mielke
		Title:	Authorized Person

[Signature Page to EUR Supplemental Indenture — Spinoff Date Guarantors]

ADIENT SEATING UK LIMITED, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

MICHEL THIERRY UK LIMITED, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

C R HAMMERSTEIN LIMITED, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT PROPERTIES UK LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT HOLDING GERMANY LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT HOLDING EUROPE LTD., as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

[Signature Page to EUR Supplemental Indenture — Spinoff Date Guarantors]

ADIENT HOLDING LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT HOLDING UK LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT UK PENSION SCHEME TRUSTEE LIMITED, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT FINANCING LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT FINANCING INTERNATIONAL LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

ADIENT UK FINANCING LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

[Signature Page to EUR Supplemental Indenture — Spinoff Date Guarantors]

ADIENT UK FINANCING INTERNATIONAL LTD, as a Guarantor

By:	/s/ Steven T. Mielke
	Name:	Steven T. Mielke
	Title:	Authorized Person

[Signature Page to EUR Supplemental Indenture — Spinoff Date Guarantors]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yvonne Siira
	Name:	Yvonne Siira
	Title:	Vice President

[Signature Page to EUR Supplemental Indenture — Spinoff Date Guarantors]